EXHIBIT 99.1
FOR IMMEDIATE RELEASE
OPNEXT ANNOUNCES AGREEMENT TO ACQUIRE STRATALIGHT COMMUNICATIONS
Acquisition Expands 40G Leadership
EATONTOWN, NJ — July 09, 2008 — Opnext, Inc. (NASDAQ:OPXT), a global leader in the design and manufacture of optical modules and components, today announced it has reached a definitive agreement to acquire privately held StrataLight Communications, Inc.
StrataLight Communications is a leader in the design, development and manufacture of 40 gigabits per second (40G) line-side optical subsystems and advanced dispersion compensation modules for the communications industry. StrataLight Communications has shipped more than 2,500 units to its customers, which include many of the world’s largest communications equipment manufacturers. StrataLight’s subsystems, together with the optical systems of its customers, are widely deployed in several of the world’s largest tier-one service provider networks. StrataLight is headquartered in Los Gatos, CA and has more than 200 employees.
“Through this acquisition, Opnext will provide a complete 40G solution, which we believe will make us the market leader in 40G. Opnext is known for one of the most comprehensive and best performing product portfolios in the marketplace and now, by incorporating StrataLight’s leading 40G line -side products into our portfolio, we will be able to address both the line- and client -sides, significantly expanding our addressable market,” said Harry Bosco, President and CEO of Opnext, Inc. “The combined expertise and technologies of Opnext’s client -side and StrataLight’s line -side products will position Opnext to address current and future 40G applications as well as the emerging 100G applications.”
“With its industry-leading technology and solid customer base, StrataLight is well positioned as the leader in commercial deployment of 40G optical transmission subsystems,” said Shri Dodani, President and CEO of StrataLight Communications. “Together with Opnext, we will be positioned to lead in high-growth and strategic segments of the market, leveraging Opnext’s strength in module development, complementary product portfolio and proven track record of delivering quality components.”
“This combination will further reinforce Opnext’s leadership in 40G and 100G,” added Mr. Bosco.
Transaction Details
Under the terms of the agreement, which has been approved by the boards of directors of both companies, Opnext will acquire StrataLight Communications for a total consideration of approximately 26.55 million common shares and $30 million in cash. Based on Opnext’s closing share price of $5.35 on July 8, 2008, this represents a value of approximately $172 million. Upon completion of the acquisition, StrataLight Communications’ shareholders will own approximately 29 percent of the combined company.
The completion of the proposed merger is subject to the satisfaction of customary closing conditions, including the approval of the stockholders of Opnext and StrataLight and the receipt of required regulatory approval. Under separate agreements, the significant stockholders of Opnext and StrataLight holding a sufficient number of shares to approve the transaction have agreed to vote in favor of the transaction. The combination is expected to close in the fourth calendar quarter of 2008.

Goldman, Sachs & Co. is acting as Opnext’s exclusive financial advisor and Latham & Watkins LLP is acting as Opnext’s legal counsel. Morgan Stanley & Co. is acting as StrataLight Communications’ exclusive financial advisor and Pillsbury Winthrop Shaw Pittman, LLP is acting as StrataLight Communications’ legal counsel.
Opnext will be filing the full text of the acquisition agreement with the Securities and Exchange Commission (the “SEC”) on Form 8-K within four business days of the date of this release. Investors and security holders of Opnext are urged to review such filing for the full terms of the proposed combination.
Forward-looking Statements
Statements made in this press release include forward looking statements, including, but not limited to, those related to market position, acceptance of certain Opnext products, the general market outlook and the outlook for the industry. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected growth and the general outlook for the future are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control; and

•	the market in which Opnext operates is volatile, implementation of operating strategies may not achieve the desired impact relative to changing market conditions and the success of these strategies will depend on the effective implementation of our strategies while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of Opnext to source critical parts and to react to changes in general industry and market conditions, including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within or affecting the optical modules and components industry. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect Opnext’s business. Additional information regarding these and other factors can be found in Opnext’s reports filed with the Securities and Exchange Commission, including Opnext’s Annual Report on Form 10-K filed on June 16, 2008. In providing forward-looking statements, Opnext expressly disclaims any obligation to update these statements, publicly or otherwise, whether as a result of new information, future events or otherwise, except to comply with applicable federal and state securities laws.
Conference Call
Opnext management will conduct a conference call at 5:00 p.m. EDT, today, Wednesday, July 9, 2008, to discuss this acquisition in detail. You may participate in this conference call by dialing 877-853-4940 (United States) or 706-645-9149 (International) prior to the start of the call and providing the Opnext, Inc. name and Conference ID#54980586. A replay of the conference call can be accessed starting approximately two hours after the call through Wednesday, July 16, 2008 by dialing 800-642-1687 (United States) or 706-645-9291 (International) and using the Conference ID# 54980586. A live webcast of the call will be accessible on the Investor Relations section of the Opnext website at www.opnext.com. A replay of the webcast will be available following the conclusion of the call on the webcast archive page of the Investor Relations section.
(OPXT-G)

About Opnext
From the latest communications networks to new security systems, and from major advances in medical systems to high-demand consumer electronics, Opnext (NASDAQ: OPXT) laser technologies add the spark of innovation to a world of new applications. Opnext’s industry expertise, future-focused thinking and commitment to research and development combine in bringing to market solutions that are ready for the next generation of laser-based products. Formed out of Hitachi, Opnext has built on more than 30 years experience of advanced technology to establish its broad portfolio of solutions and solid reputation for excellence in service. For additional information, visit www.opnext.com.
About StrataLight Communications
Located in the heart of the Silicon Valley, StrataLight Communications is a leader in commercial deployment of ultra-high capacity optical transmission subsystems with line rates in excess of 40 G. StrataLight Communications enables service providers to address the growing demand for bandwidth driven by IP converged services using their existing fiber network infrastructure. Our products are sold to service providers by optical networking OEM partners. For additional information, visit www.StrataLight.com.
Additional Information and Where to Find It
     In connection with the proposed merger, Opnext will file relevant materials with the SEC, including a proxy statement/registration statement. INVESTORS AND SECURITY HOLDERS OF OPNEXT ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement/registration statement and other relevant materials (when they become available) and any other documents filed by Opnext with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Opnext by contacting Opnext’s Investor Relations at (732) 544-3212 or accessing Opnext’s investor relations website. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
Participants in the Solicitation
     Opnext and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the security holders of Opnext in connection with the proposed merger. Information about the executive officers and directors of Opnext and the number of shares of Opnext’s common stock beneficially owned by such persons is set forth in the proxy statement for Opnext’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on July 30, 2007. Security holders may obtain additional information regarding the direct and indirect interests of Opnext and its executive officers and directors in the merger by reading the proxy statement/registration statement regarding the merger when it becomes available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
CONTACTS
Doug Dean
Opnext, Inc. — Investor Relations
(732) 544-3212
DDean@Opnext.com
Rebecca B. Andersen
Opnext, Inc. — Corporate Communications
(732) 544-3338
RAndersen@Opnext.com